UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):    June 8, 2005

    Roberts Realty Investors, Inc.
(Exact Name of Registrant as Specified in Its Charter)

    Georgia
(State or Other Jurisdiction of Incorporation)

001-13183	58-2122873
(Commission File Number)	(IRS Employer Identification No.)

450 Northridge Parkway, Suite 302, Atlanta, Georgia (Address of Principal Executive Offices)	30350 (Zip Code)

    (770) 394-6000
(Registrant's Telephone Number, Including Area Code)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01   Changes in Registrant’s Certifying Accountant.

On June 8, 2005, Deloitte & Touche LLP (“Deloitte”) advised Roberts Realty Investors, Inc. that it intended to resign as Roberts Realty’s independent registered public accounting firm, effective upon conclusion of its review of Roberts Realty’s interim financial information for the quarter ended June 30, 2005. The Audit Committee has commenced the process of selecting an independent registered public accounting firm to replace Deloitte.

The reports of Deloitte on Roberts Realty’s financial statements for the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

During Roberts Realty’s most recent two fiscal years and the subsequent interim period through June 8, 2005, there were no disagreements with Deloitte on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Deloitte, would have caused Deloitte to make reference to the subject matter of the disagreements in connection with its reports.

During Roberts Realty’s most recent two fiscal years and the subsequent interim period through June 8, 2005, there were no “reportable events” as such term is described in Item 304 (a)(1)(v) of Regulation of S-K.

Roberts Realty has provided a copy of this report to Deloitte and requested that it furnish Roberts Realty with a letter addressed to the SEC stating whether it agrees with the statements made by Roberts Realty in response to this item and, if not, stating the respects in which it does not agree. A copy of that letter is filed as Exhibit 16 to this Report.

Item 9.01   Financial Statements and Exhibits.

(c)        Exhibits

Exhibit No.      Exhibit

16                     Letter dated June 14, 2005 from Deloitte & Touche LLP to the SEC.

Signatures

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be filed on its behalf by the undersigned hereunto duly authorized.

ROBERTS REALTY INVESTORS, INC.

Dated: June 14, 2005	By: /s/ Greg M. Burnett Greg M. Burnett Chief Financial Officer

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